Exhibit 99.1

RYVYL Announces 1-for-35 Reverse Stock Split of Common Stock

Common Stock to Begin Trading on Reverse-Split Adjusted Basis on January 2, 2026

SAN DIEGO, CA – December 30, 2025 – RYVYL Inc. (NASDAQ: RVYL) (“RYVYL” or the “Company”) today announced that its board of directors has approved a 1-for-35 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock (the “Common Stock”).

The Company believes the Reverse Stock Split is necessary to increase the market price per share of the Common Stock to better assure that it maintains compliance with the $1.00 minimum bid price required for continued listing on the Nasdaq Capital Market (“Nasdaq”) under Nasdaq Listing Rule 5550(a)(2) and to make investments in the Company more attractive to investors by increasing the trading price of the Common Stock on such market. The Company obtained shareholder approval for the Reverse Stock Split on December 15, 2025 after obtaining approval from the Company’s board of directors.

The Reverse Stock Split is expected to become legally effective on January 1, 2026 (the “Effective Date”) upon the filing of the applicable certificate with the Secretary of State of the State of Nevada, and the Company expects the Common Stock to open for trading on Nasdaq on a split-adjusted basis on January 2, 2026 under the existing trading symbol “RVYL.” The new CUSIP number for the Common Stock following the Reverse Stock Split will be 39366L 406. On the Effective Date, every 35 shares of Common Stock either issued and outstanding or held as treasury stock will be automatically reclassified into one new share of Common Stock. The par value per share of the Common Stock will remain unchanged at $0.001 per share.

No fractional shares will be issued in connection with the Reverse Stock Split. Fractional shares resulting from the Reverse Stock Split will be rounded up to the nearest whole share. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the Reverse Stock Split.

Stockholders who hold their shares in brokerage accounts or in "street name" will have their positions automatically adjusted to reflect the Reverse Stock Split, subject to each broker's particular processes, and will not be required to take any action in connection with the Reverse Stock Split. Registered stockholders holding pre-split shares of the Company's Common Stock electronically in book-entry form are not required to take any action to receive post-split shares.

About RYVYL

RYVYL Inc. (NASDAQ: RVYL) operates a digital payment processing business enabling transactions around the globe and provides payment solutions for underserved markets. RYVYL has developed applications enabling an end-to-end suite of turnkey financial products, with enhanced security and data privacy, world-class identity theft protection, and rapid speed to settlement. www.ryvyl.com

Cautionary Note Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements that are characterized by future or conditional words such as "may," "will," "expect," "intend," "anticipate," “believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they discuss future expectations and plans, which contain projections of future results of operations or financial condition or state other forward-looking information. Such forward-looking statements include statements regarding the timing and effects of the Reverse Stock Split. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements, including the risk that the Reverse Stock Split will not guarantee that the Company regains compliance with Nasdaq’s listing requirements or will remain in compliance with all other requirements for continued listing on Nasdaq. Other risk factors affecting the Company are discussed in detail in the Company's filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

RYVYL IR Contact:

Richard Land, Alliance Advisors Investor Relations

973-873-7686 ryvylinvestor@allianceadvisors.com